UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52120	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446-2012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2013, upon recommendation of the Compensation Committee of the Board of Directors (the  “Compensation Committee”) of ADMA Biologics, Inc. (the “Company”), the Board of Directors (the “Board”) approved the following 2014 base salaries for the Company’s executive officers: Adam S. Grossman: $450,000; Brian Lenz: $320,000; and Dr. James Mond: $325,000. The Board also approved the following 2013 bonuses for the Company’s executive officers:  Adam S. Grossman: $125,000; Brian Lenz: $79,568; and Dr. James Mond: $53,560.

The Board also adopted 2014 executive management bonus targets. The targets were adopted to provide cash incentive payouts to eligible executives based upon Company and individual performance.

Target payouts for each executive will be based on a specified percentage of annual base salary and are triggered upon the achievement of both corporate performance objectives determined by the Board and individual performance objectives. The Board set the following 2014 bonus targets for the Company’s executive officers (represented as a percentage of such executive officer's 2014 base salary):  Adam S. Grossman: 50%; Brian Lenz: 35%; and Dr. James Mond: 35%.

The Compensation Committee, taking into account the recommendations of management regarding achievement of individual performance objectives, will approve all payouts pursuant to the 2014 bonus targets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2013	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
Name:Brian Lenz
Title: Chief Financial Officer